                                                                     EXHIBIT  21



                       LIST OF SIGNIFICANT SUBSIDIARIES
                       --------------------------------


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Champion Pacific Timberlands
Inc...........................................     Delaware
Champion Papel e Celulose Ltda................     Brazil
Weldwood of Canada Limited....................     British Columbia


_________________________________

    All subsidiaries of the Company other than those listed above, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of December 31, 1998.